 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

 CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 27, 2017

MALIBU BOATS, INC.
(Exact Name of Registrant as specified in its charter)
Commission file number: 001-36290

Delaware	5075 Kimberly Way Loudon, Tennessee 37774	46-4024640
(State or other jurisdiction of incorporation or organization)	(Address of principal executive offices, including zip code)	(I.R.S. Employer Identification No.)
(865) 458-5478
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).
Emerging growth company      ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☑

Item 1.01. Entry Into a Material Definitive Agreement.
Agreement to Acquire Cobalt Boats, LLC
On June 28, 2017, Malibu Boats, LLC, a Delaware limited liability company (the “Purchaser”) and wholly owned indirect subsidiary of Malibu Boats, Inc., a Delaware corporation (the “Company”) entered into an agreement to acquire all of the outstanding units of Cobalt Boats, LLC (“Cobalt”) from its existing members (the “Sellers”) pursuant to a unit purchase agreement, dated as of June 28, 2017 (the “Unit Purchase Agreement”), by and among the Purchaser, Cobalt, and the other parties named therein (the “Acquisition”) for an aggregate purchase price of $130 million, subject to customary adjustments for the amount of working capital in the business at the closing date and subject to adjustment for any judgment or settlement in connection with a pending litigation matter between Cobalt and Sea Ray Boats, Inc. and Brunswick Corporation. A portion of the purchase price will be deposited into escrow accounts to secure certain post-closing obligations of the Sellers. The Purchaser will pay $1 million of the purchase price in newly issued shares of the Company’s Class A common stock to William Paxson St. Clair, Jr. based on the closing price of the shares of Class A common stock of the Company on June 27, 2017 and pay the balance of the purchase price for the Acquisition in cash with borrowings under its Second Amended and Restated Credit Agreement (the “Credit Agreement”).
The Unit Purchase Agreement contains customary representations and warranties regarding the Purchaser, Cobalt and its subsidiaries and the Sellers, customary covenants, including a covenant regarding the conduct of Cobalt’s business between signing and closing of the Acquisition and post-closing restrictive covenants from the Sellers and certain other parties in favor of the Purchaser, indemnification provisions and other provisions customary for transactions of this nature. The closing of the Acquisition will occur on the second business day following the satisfaction or waiver of all closing conditions set forth in the Unit Purchase Agreement (other than closing conditions that by their nature are to be satisfied at the closing, but subject to the satisfaction or waiver thereof at the closing) or as the Purchaser and the Sellers may otherwise mutually agree in writing; but the closing cannot occur before July 3, 2017 without the prior written consent of the Purchaser.
The foregoing description of the Unit Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Unit Purchase Agreement, which is filed as Exhibit 2.1 hereto and is incorporated herein by reference. Certain schedules and annexures to the Unit Purchase Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally to the Securities and Exchange Commission a copy of any omitted schedule or annexure upon request.
The Unit Purchase Agreement has been provided solely to inform investors of its terms. The representations, warranties and covenants contained in the Unit Purchase Agreement were made only for the purposes of such agreement and as of specific dates, were made solely for the benefit of the parties to the Unit Purchase Agreement and may be intended not as statements of fact, but rather as a way of allocating risk to one of the parties if those statements prove to be inaccurate. In addition, such representations, warranties and covenants may have been qualified by certain disclosures not reflected in the text of the Unit Purchase Agreement and may apply standards of materiality in a way that is different from what may be viewed as material by stockholders of, or other investors in, the Company. The Company’s shareholders and other investors are not third-party beneficiaries under the Unit Purchase Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or conditions of the Company or Cobalt Boats, LLC or any of their respective subsidiaries or affiliates.
Second Amended and Restated Credit Agreement
On June 28, 2017, Malibu Boats, LLC as the borrower (the “Borrower”), a wholly owned indirect subsidiary of the Company, entered into a Second Amended and Restated Credit Agreement to its existing amended and restated credit agreement dated as of April 2, 2015 (as amended, the “Existing Credit Agreement”), by and among the Borrower, Malibu Boats Holdings, LLC, parent of the Borrower and a wholly owned subsidiary of the Company (the “LLC”), and certain subsidiaries of the Borrower parties thereto, as guarantors, the lenders parties thereto, and SunTrust Bank, as administrative agent, swingline lender and issuing bank. The Credit Agreement provides the Borrower a term loan facility in an aggregate principal amount of $160.0 million ($55.0 million of which was drawn on June 28, 2017 to refinance the loans under the Existing Credit Agreement and $105.0 million of which will be a delayed draw term loan which will be used to fund the payment of the purchase price for the Acquisition, as well as to pay certain fees and expenses related to entering into the Credit Agreement) and a revolving credit facility of up to $35.0 million, each, with a maturity date of July 1, 2022. The Borrower has the option to request lenders to increase the amount available under the revolving credit facility by, or obtain incremental term loans of, up to $50.0 million, subject to the terms of the Existing Credit Agreement and only if existing or new lenders choose to provide additional term or revolving commitments.

Borrowings under the Credit Agreement bear interest at a rate equal to either, at the Borrower’s option, (i) the highest of the prime rate, the Federal Funds Rate plus 0.5%, or one-month LIBOR plus 1% (the “Base Rate”) or (ii) LIBOR, in each case plus an applicable margin ranging from 1.75% to 3.00% with respect to LIBOR borrowings and 0.75% to 2.00% with respect to Base Rate borrowings. The applicable margin will be based upon the consolidated leverage ratio of the LLC and its subsidiaries calculated on a consolidated basis. The Borrower will also be required to pay a commitment fee for the unused portion of the revolving credit facility and on the daily amount of the unused delayed draw term loan during the availability period, which will range from 0.25% to 0.50% per annum, depending on the LLC’s and its subsidiaries’ consolidated leverage ratio. The Company is not a party to the Existing Credit Agreement or the Credit Agreement. As with the Existing Credit Agreement, the obligations of the Borrower under the Credit Agreement are guaranteed by its parent, the LLC, and, subject to certain exceptions, the present and future domestic subsidiaries of the Borrower, including Cobalt, and all such obligations are secured by substantially all of the assets of the LLC, the Borrower and such subsidiary guarantors pursuant to the Second Amended and Restated Security Agreement, by and among the Borrower, the LLC, the subsidiary guarantors, and SunTrust Bank, as administrative agent, dated as of June 28, 2017, and other collateral documents.
The Credit Agreement permits prepayment of the new term loan facility and delayed draw term loan without any penalties. The term loan facility under the Credit Agreement is subject to quarterly installments of approximately $0.7 million per quarter until March 31, 2019, then approximately $1.0 million per quarter until June 30, 2021, and approximately $1.4 million per quarter through March 31, 2021. Assuming a $105 million delayed draw term loan is made, the delayed draw term loan under the Credit Agreement is subject to quarterly installments of approximately $1.3 million per quarter until March 31, 2019, then approximately $2.0 million per quarter until June 30, 2021, and approximately $2.6 million per quarter through March 31, 2022. The balance of the term loan facility and delay draw term loan is due on the maturity date of July 1, 2022. The Credit Agreement is also subject to prepayments from the net cash proceeds received by the Borrower or any guarantors from certain asset sales and recovery events, subject to certain reinvestment rights, and from excess cash flow, subject to the terms and conditions of the Credit Agreement.
The Credit Agreement contains certain customary representations and warranties, and notice requirements for the occurrence of specific events such as the occurrence of any event of default, or pending or threatened litigation. The Credit Agreement also requires compliance with certain customary financial covenants, including a minimum ratio of EBITDA to fixed charges and a maximum ratio of total debt to EBITDA. The Credit Agreement contains certain restrictive covenants, which, among other things, place limits on certain activities of the loan parties under the Credit Agreement, such as the incurrence of additional indebtedness and additional liens on property and limit the future payment of dividends or distributions. For example, the Credit Agreement generally prohibits the LLC, the Borrower and the subsidiary guarantors from paying dividends or making distributions, including to the Company. The Credit Agreement permits, however, distributions based on a member’s allocated taxable income and also includes carve-outs to permit certain other distributions.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth above under Item 1.01 is hereby incorporated by reference into this Item 2.03.
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On June 27, 2017, the Board of Directors of the Company (the “Board”), subject to and effective upon completion of the Acquisition, increased the size of the Board from nine to ten directors and appointed Mr. William Paxson St. Clair, Jr., current Chief Executive Officer of Cobalt to the Board, with his term to begin on the closing date of the Acquisition. In addition, subject to and effective upon the completion of the Acquisition, Mr. St. Clair will be appointed as President of Cobalt, which will be an indirect wholly owned subsidiary of the Company upon completion of the Acquisition.
Mr. St. Clair, 52, has been Chief Executive Officer of Cobalt since 2006. Prior to that he served in various roles at Cobalt including as President and Chief Operating Officer from 2000 until 2006, Vice President and General Manager from 1998 until 2000, Vice President of Sales and Marketing from 1993 until 1998 and as National Sales Manager from 1990 until 1993. He currently serves as a director of HydroHoist Boat Lift, a private company that manufactures boat lifts, pedestal parts and other boat accessories, the Kansas Chamber of Commerce and Industry and the National Marine Manufacturers Association. Mr. St. Clair graduated with a B.A. in Liberal Arts and Sciences from the University of Kansas.
In connection with Mr. St. Clair’s appointment as President of Cobalt, Cobalt entered into an employment agreement with Mr. St. Clair dated June 28, 2017, which will become effective on the closing date of the Acquisition, subject to completion of the Acquisition. The employment agreement has a term of two years, commencing on the closing date of the Acquisition and ending on the two year anniversary of such date (the “Period of Employment”). The material terms of the employment agreement are summarized below.
Base Salary. Mr. St. Clair will receive an annual base salary of $400,000.
Bonus. Mr. St. Clair will be entitled to earn an annual bonus each year. The target and actual bonus amount will be determined by the Company’s Compensation Committee each year based on the bonus program in effect for that model year, with the payment of any bonus subject to the achievement of the applicable performance criteria and Mr. St. Clair’s continuous employment.
Severance Terms. If the Company terminates Mr. St. Clair’s employment without “Cause” (as defined in the employment agreement), he will continue to receive his base salary through the end of the remaining term of the Period of Employment. Mr. St. Clair’s receipt of these severance benefits is subject to his execution and non-revocation of a release of claims in favor of the Company, and to his compliance with the restrictive covenants described below.
Other Benefits. Mr. St. Clair will be eligible to participate in all of Cobalt’s employee benefit programs for which employees of Cobalt are generally eligible. In addition, Mr. St. Clair will be entitled to the use of a boat and automobile benefits.
Restrictive Covenants. During the term of his employment and for a period of three years following his termination of employment, Mr. St. Clair will not solicit the employees of Company or any of its affiliates, and will be subject to a non-disparagement provision. In addition, Mr. St. Clair has agreed not to disclose any confidential information of the Company or any of its affiliates at any time during or after his employment.
The foregoing description of Mr. St. Clair’s employment agreement does not purport to be complete and is qualified in its entirety by reference to the employment agreement, which is filed as Exhibit 10.3 hereto and is incorporated herein by reference.
Mr. St. Clair will also enter into a customary indemnification agreement with the Company, the form of which is filed as Exhibit 10.19 to the Company’s registration statement on Form S-1 filed on December 13, 2013.
Item 7.01. Regulation FD Disclosure.
The Company issued a press release on June 28, 2017, announcing execution of the Unit Purchase Agreement. The Company also prepared an investor presentation regarding the Acquisition, dated June 29, 2017.  A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and a copy of the investor presentation is attached to this Current Report on Form 8-K as Exhibit 99.2.
The information in this Item 7.01 and in Exhibits 99.1 and 99.2 is furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and such information shall not be deemed to be incorporated by reference into any of the Company’s filings under the Securities Act of 1933, as amended, or the Exchange Act.
Forward Looking Statements
This Current Report on Form 8-K includes forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995). Forward-looking statements can be identified by such words and phrases as “believes,” “anticipates,” “expects,” “intends,” “estimates,” “may,” “will,” “should,” “continue” and similar expressions, comparable terminology or the negative thereof, and includes the statements in this Form 8-K concerning the timing of the closing of the Acquisition, the anticipated issuance of shares of Class A common stock and borrowings under the Credit Agreement to fund the Acquisition and the appointment of Mr. St. Clair to the Board and effectiveness of his employment agreement subject to completion of the Acquisition.
Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statements, including, but not limited to: the satisfaction of the closing conditions set forth in the Unit Purchase Agreement, the ability to meet the conditions under the Credit Agreement to borrow the anticipated amount, and other factors affecting the Company detailed from time to time in the Company’s filings with the Securities and Exchange Commission. Many of these risks and uncertainties are outside the Company’s control, and there may be other risks and uncertainties which the Company does not currently anticipate because they relate to events and depend on circumstances that may or may not occur in the future. Although the Company believes that the expectations reflected in any forward-looking statements are based on reasonable assumptions at the time made, the Company can give no assurance that the Company’s expectations will be achieved. Undue reliance should not be placed on these forward-looking statements, which speak only as of the date hereof.  The Company undertakes no obligation (and the Company expressly disclaims any obligation) to update or supplement any forward-looking statements that may become untrue because of subsequent events, whether because of new information, future events, changes in assumptions or otherwise.
Item 9.01 Financial Statements and Exhibits.
(d)    Exhibits
The following exhibits are being furnished as part of this report:

Exhibit No.	Description

2.1+	Unit Purchase Agreement, dated June 28, 2017 among Malibu Boats, LLC, Cobalt Boats, LLC and the other parties named therein
10.1
Second Amended and Restated Credit Agreement, dated June 28, 2017, by and among Malibu Boats, LLC, Malibu Boats Holdings, LLC, the other guarantors party thereto, the lenders party thereto, and SunTrust Bank, as administrative agent, as issuing bank and as swingline lender

10.2
Second Amended and Restated Security Agreement, dated June 28, 2017, by and among Malibu Boats, LLC, Malibu Boats Holdings, LLC, the other debtors party thereto, and SunTrust Bank, as administrative agent

10.3	Employment Agreement, dated June 28, 2017, between William Paxson St. Clair, Jr. and Cobalt Boats, LLC
99.1	Press Release dated June 28, 2017
99.2	Investor presentation on acquisition of Cobalt Boats, LLC dated June 29, 2017
+ Portions of this exhibit have been omitted pursuant to a confidential treatment request. Omitted information has been filed separately with the SEC.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Malibu Boats, Inc.

Date: June 29, 2017	By:	/s/ Jack Springer
Jack Springer
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1+	Unit Purchase Agreement, dated June 28, 2017 among Malibu Boats, LLC, Cobalt Boats, LLC and the other parties named therein
10.1
Second Amended and Restated Credit Agreement, dated June 28, 2017, by and among Malibu Boats, LLC, Malibu Boats Holdings, LLC, the other guarantors party thereto, the lenders party thereto, and SunTrust Bank, as administrative agent, as issuing bank and as swingline lender

10.2
Second Amended and Restated Security Agreement, dated June 28, 2017, by and among Malibu Boats, LLC, Malibu Boats Holdings, LLC, the other debtors party thereto, and SunTrust Bank, as administrative agent

10.3	Employment Agreement, dated June 28, 2017, between William Paxson St. Clair, Jr. and Cobalt Boats, LLC
99.1	Press Release dated June 28, 2017
99.2	Investor presentation on acquisition of Cobalt Boats, LLC dated June 29, 2017

+ Portions of this exhibit have been omitted pursuant to a confidential treatment request. Omitted information has been filed separately with the SEC.